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                                                                     Exhibit 4.4

                        ACCENT OPTICAL TECHNOLOGIES, INC.

                  AMENDMENT NO. 1 TO SECURITYHOLDERS AGREEMENT

     This Amendment No. 1 to Securityholders Agreement (this "Amendment") is entered as of this 9th day of March, 2004, among Accent Optical Technologies, Inc., a Delaware corporation (the "Company"); JFI II, L.P., a Texas limited partnership; Peter M. Joost; Peter M. Joost and Lindsay M. Joost, Trustees U/T/A Dated 04/11/02; Bruce C. Rhine and Martha H. Rhine, as joint tenants with a right of survivorship; David Johnson, Trustee, The Rhine 2000 Children's Trust Dated June 12, 2000; Bio-Rad Laboratories, Inc.; FSC Corp.; Bruce Crawford; Brian Hale, Rajeev Mundhe, Gregory Kaiser and Reid Langrill. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securityholders Agreement among the aforementioned persons and the other parties thereto dated as of July 31, 2000 (the "Agreement").

     WHEREAS, Section 6.6(b) of the Agreement provides that the Agreement may be amended or modified only by a writing signed by each of (i) the Company, (ii) each of the Founders, (iii) Additional Securityholders holding at least 35% of the aggregate number of Securities held by all Additional Securityholders, and
(iv) Management Securityholders holding at least 25% of the Securities then held by all Management Securityholders on a fully diluted basis (together, the "Required Parties");

     WHEREAS, the undersigned represent not less than the Required Parties and wish to clarify certain provisions contained in the Agreement;

     NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

     1. Definitions. Section 1.1 of the Agreement is amended to amend and restate the following definition:

          "Additional Securities" means all Securities which are issued by the Company at any time, other than (i) the Securities issued and outstanding on the date hereof, (ii) any Securities issued to all of the holders of Securities then outstanding on a proportionate basis, (iii) any Securities issued to one or more employees of the Company pursuant to and in accordance with any employee benefit plan, agreement or arrangement that has been approved by the Board, (iv) any Securities that are issued in connection with the acquisition by the Company or a subsidiary of the Company of any business (whether by acquisition of stock or assets) or any assets, (v) any Securities issued to any lender or other Person providing debt financing to the Company in a bona fide financing transaction approved by the Board, (vi) any Securities issued upon exercise, conversion or exchange of any other Securities, (vii) any Securities issued to a Person whose participation in the Company the Board determines in good faith, based on factors particular to the identity, nature or domicile of such person, would be an asset or benefit to the Company; (viii) any Securities issued in amounts less than $500,000 in any single transaction or related series of transactions; provided that the aggregate amount of all transactions under this clause (viii) shall not exceed $2,000,000; and (ix) any Securities issued or issuable in an Initial Public Offering.


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          2.   Section 3.2 of the Agreement is amended to add a new subsection
               3.2(g) as follows:

               (g) This Section 3.2 shall not apply to any Securities Transferred (or proposed to be Transferred) in connection with a Qualified Public Offering.

          3. Section 5.1 of the Agreement is amended to amend and restate subsection 5.1(a) as follows:

               (a) This Agreement shall terminate and, except for Sections 3.4,
          6.2 and 6.4 through 6.15, shall be of no further force and effect and shall not be binding upon any party hereto as of immediately prior to the closing of a Qualified Public Offering. This Agreement shall terminate in full (A) upon the dissolution, liquidation or winding up of the Company, or (B) upon the approval of such termination by each Securityholder. In any event, all provisions of this Agreement shall terminate on December 31, 2025.

          4. Section 6.7 of the Agreement is amended and restated in its entirety as follows:

         SECTION 6.7  NOTICES

               All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

               (1)  if to the Company:

                Accent Optical Technologies, Inc.
                131 NW Hawthorne, Suite 207
                Bend, OR 97701
                Attn: President
                Telecopy: (541) 318-1966

               (2)  if to Additional Securityholders:

               The addresses set forth on Schedule I.

               (3) if to any Management Securityholder:

               The addresses set forth on Schedule II.

               (4)  if to JFI II:

               JFI  II, L.P.
               c/o Joost Enterprises Corporation
               555 California Street,
               Suite 5180
               San Francisco, CA 94104
               Attn: Peter M. Joost
               Telecopy: (415) 875-5609


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               (5)  if to Joost:

               Peter M. Joost
               c/o Joost Enterprises Corporation
               555 California Street, Suite 5180
               San Francisco, CA 94104
               Attn: Peter M. Joost
               Telecopy: (415) 875-5609

               (6)  if to Rhine:

               Bruce C. Rhine
               Martha H. Rhine
               55925 Hashknife Road
               Bend, OR 97707
               Attention: Bruce C. Rhine
               Telecopy: (541) 318-1966

               (7)  if to Rhine Trust:

                David Johnson, Trustee
                The Rhine Childrens' Family Trust
                298 Mt. Top Road
                Howard, PA 16841
                Telecopy: (570) 748-3711

               (8)  if to Bio-Rad:

               Bio-Rad Laboratories, Inc.
               1000 Alfred Nobel Drive
               Hercules, California 94547
               Attention: Sanford S. Wadler, Esq.
               Telecopy: (510) 741-5815

               or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this
          Section 6.7.

               5. Schedule III of the Agreement is amended to add a new Section 8 as follows:

               SECTION 8. ASSIGNMENT OF REGISTRATION RIGHTS

               The rights to cause the Company to register Registrable Securities pursuant to this Schedule III may be assigned (but only with all related obligations) by a Securityholder to a Permitted Transferee or to another Transferee who, after such assignment or Transfer, holds at least a majority of the Registrable Securities originally held by such Securityholder, provided that (i) the Company is, within a reasonable time after such Transfer, furnished with written notice of the name and address of

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          such Transferee or assignee and the Securities with respect to which such registration rights are being assigned, and (ii) such Transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement as in effect at such time.

               6. Except as explicitly amended by this Amendment No. 1, all of the terms and conditions of the Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securityholders Agreement to be duly executed as of the date first written above.

ACCENT OPTICAL TECHNOLOGIES, INC.        JFI II, L.P.

BY:  /s/                                 BY:  Joost Enterprises Corporation,
   -----------------------------              its General Partner

NAME  Bruce C. Rhine
     ---------------------------
                                         BY:  /s/
                                         ---------------------------------------
TITLE:   CEO                                   Peter M. Joost, President
      --------------------------

PETER M. JOOST AND LINDSAY M. JOOST,      BRUCE C. RHINE AND MARTHA H. TRUSTEES
DATED 04/11/02                            U/T/A RHINE, JWTROS

 /s/                                      /s/
-------------------------------          ---------------------------------------

 /s/                                      /s/
-------------------------------          ---------------------------------------
PETER M. JOOST                           BIO-RAD LABORATORIES, INC.

/s/
-------------------------------          BY:  /s/
                                         ---------------------------------------
DAVID JOHNSON, TRUSTEE, THE RHINE 2000
CHILDREN'S TRUST DATED JUNE 12, 2000     NAME:     Sanford Wadler
                                         ---------------------------------------

/s/                                      TITLE: Vice President and General
-------------------------------                 Counsel
                                         ---------------------------------------
FSC CORP.                                BRUCE CRAWFORD

BY:  /s/                                  /s/
   ----------------------------          ---------------------------------------

NAME:     John J. Quintal
     --------------------------

TITLE:    Vice President
      -------------------------

BRIAN HALE                               RAJEEV MUNDHE

 /s/                                      /s/
-------------------------------          ---------------------------------------

GREGORY KAISER                           REID LANGRILL

 /s/                                      /s/
-------------------------------          ---------------------------------------